Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 5, 2012, in Amendment No. 3 to the Registration Statement (Form S-11 No. 333-178651) and related Prospectus of United Realty Trust Incorporated for the registration of 120,000,000 shares of its common stock.

/s/ ERNST & YOUNG LLP

New York, NY

April 5, 2012